Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 33-65777, 33-65772, and 333-32731) and the Registration Statements on Form S-8 (Nos.
33-54881,  333-40717,   333-37533,   333-13475,  333-65373,  and  333-55747)  of
Halliburton Company of our report dated November 26, 1997 appearing on page 27 of Dresser Industries, Inc.'s Annual Report on Form 10-K for the year ended October 31, 1997 and included as Exhibit 99.1 of this Form 10-K.






/s/  PriceWaterhouseCoopers LLP
----------------------------------
PRICEWATERHOUSECOOPERS LLP


Dallas, Texas,
March 22, 1999



                                       23-2